                        PRO FORMA CONDENSED CONSOLIDATED          Exhibit 99.03
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

On August 28, 2000, Bottomline Technologies (de), Inc. (the Company) acquired Checkpoint (Holdings) Limited ("Checkpoint"), a private company incorporated in England and Wales. Checkpoint is a provider of electronic commerce and electronic payment software and hardware for the United Kingdom. The acquisition was completed pursuant to a Share Purchase Agreement dated August 28, 2000 between the Company and Checkpoint stockholders. The consideration for the acquisition was approximately $60.1 million consisting of $4.7 million in cash, $19.8 million in loan notes, 1,013,333 shares of the Company's common stock (the Common Stock), warrants to purchase a total of 100,000 shares of Common Stock at an exercise price of $50.00 per share and transaction costs. On August 28, 2000, the Company also acquired Flashpoint, Inc. ("Flashpoint"), a Massachusetts corporation and a developer of Web-based software. The acquisition was completed pursuant to a Stock Purchase Agreement dated August 28, 2000 by and among the Company, Flashpoint and the sole stockholder of Flashpoint. The consideration for the acquisition was approximately $16.8 million consisting of $4.5 million in cash, 242,199 shares of Common Stock, the assumption of all outstanding stock options of Flashpoint and transaction costs.

The acquisitions were accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). Under APB 16, purchase price allocations are made to the assets acquired and the liabilities assumed based on their respective fair values. The value of the Common Stock was recorded at the average of the last reported sales price on The Nasdaq National Market during the last three consecutive trading days ending on and including August 28, 2000. The fair value of the warrants and stock options was recorded based on the Black-Scholes valuation method.

The estimated fair value of the purchase price and net liabilities assumed in the Checkpoint and Flashpoint acquisitions, as if occurring on April 30, 2000 and June 30, 2000 respectively, was as follows:

                                                            Unaudited
                             ----------------------------------------------------------------
                                   Checkpoint            Flashpoint                Total
                             ----------------------------------------------------------------
Cash                             $ 4,728,000          $ 4,500,000                 $ 9,228,000

Loan notes                        19,777,000                    -                  19,777,000

Common Stock                      31,474,000            7,523,000                  38,997,000

Common Stock warrants              1,568,000                    -                   1,568,000

Replacement stock options                  -            4,286,000                   4,286,000

Transaction costs                  2,561,000              437,000                   2,998,000
                             ----------------------------------------------------------------

Total Estimated Purchase Price   $60,108,000          $16,746,000                 $76,854,000

Estimated Fair Value of
  Net Liabilities Assumed         20,072,000                8,000                  20,080,000
                             ----------------------------------------------------------------

Estimated Fair Value of
  Purchase Price and
  Net Liabilities Assumed        $80,180,000          $16,754,000                 $96,934,000
                             ================================================================


The estimated fair value of the purchase price and net liabilities assumed (total liabilities less total tangible assets) of $96.9 million has been reflected in the unaudited pro forma condensed consolidated financial statements based on a preliminary purchase price, based on August 28, 2000 financial information, allocation. Finalization of the actual allocation of the purchase price, based on August 28, 2000 financial information, to assets acquired and liabilities assumed is subject to appraisals, valuations, evaluations and other analyses of the fair value of assets acquired and liabilities assumed.

The estimated fair value of the purchase price and net liabilities assumed has been allocated on a preliminary basis as follows:

                                                   Estimated Fair Values (unaudited)
                              ----------------------------------------------------------------------------------
                                     Checkpoint               Flashpoint                        Total
                              ------------------------  -----------------------       --------------------------
     Customer list                         $15,867,000                        -                      $15,867,000
     Assembled workforce                     4,442,000              $ 1,509,000                        5,951,000
     Developed software                      3,761,000                        -                        3,761,000
     Trade name                              1,543,000                        -                        1,543,000
     Contract backlog                                -                  435,000                          435,000
     Goodwill                               54,567,000               14,810,000                       69,377,000
                              -------------------------------------------------       --------------------------
                      Total                $80,180,000              $16,754,000                      $96,934,000
                              =================================================       ==========================

The intangible assets will be amortized over their estimated useful lives, as follows: customer list, assembled workforce, developed software, trade name and goodwill - three years; contract backlog - ten months.

Based upon these estimates, the pro forma impact of amortization expense for the succeeding three years is $32.6 million, $32.2 million and $32.2 million, respectively. These estimates of amortization expense are highly dependent upon the allocation of the fair value of the purchase price and net liabilities assumed to the various intangible asset categories. Management anticipates that the purchase price allocation will be finalized no later than June 30, 2001.

The accompanying unaudited pro forma condensed consolidated statement of operations for the Company's fiscal year ended June 30, 2000 has been prepared to give effect to the acquisitions of Checkpoint and Flashpoint by the Company. The unaudited pro forma information does not include nonrecurring charges which may result from the transactions and the integration of Checkpoint and Flashpoint into the Company.

The unaudited pro forma information has been prepared assuming that the acquisition occurred at the beginning of the Company's most recently completed fiscal year, which began July 1, 1999, for the pro forma condensed consolidated statement of operations and at June 30, 2000 for the pro forma condensed consolidated balance sheet. The pro forma information is based on the historical financial statements of the Company and Flashpoint for the twelve months ended June 30, 2000, and the adjusted historical financial statements of Checkpoint for the twelve months ended April 30, 2000, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the condensed consolidated pro forma financial statements. The adjusted historical financial statements of Checkpoint, which are unaudited, reflect adjustments necessary to conform the historical financial information of Checkpoint to that which would have been presented under U.S. Generally Accepted Accounting Principles ("US GAAP"). The adjusted historical financial statements of Checkpoint also give effect to the disposal of certain subsidiaries and business lines during the twelve month period ended April 30, 2000 and during the period subsequent to April 30, 2000 but prior to the acquisition of Checkpoint by the Company. The adjusted historical financial statements of Checkpoint, as of and for the twelve month period ending April 30, 2000, are included as part of this Form 8-K/A.

The pro forma information is unaudited and does not purport to be indicative of the financial position or results of operations that would have been attained had the combinations been in effect on the dates indicated, nor of future results of operations of the combined Company. The unaudited pro forma financial statements should be read in conjunction with the separate audited financial statements and notes thereto of Bottomline Technologies (de), Inc., included in its Annual Report on Form 10-K for the year ended June 30, 2000, the audited financial statements and notes thereto of Checkpoint for the three years ended April 30, 2000, the audited financial statements and notes thereto of Flashpoint for the year ended December 31, 1999, and the unaudited Flashpoint financial statements for the six months ended June 30, 2000, included as part of this Form 8-K/A.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000
                                  (Unaudited)
                            (Dollars in thousands)

                                                          Adjusted
                                          Historical     Historical    Historical     Pro Forma     Pro Forma
                                          Bottomline   Checkpoint (1)  Flashpoint    Adjustments   Consolidated
                                          -----------  --------------  -----------  -------------  -------------
    ASSETS
-----------------------------------------
    CURRENT ASSETS
      Cash and equivalents                   $27,292         $ 2,102                    $(19,500) (3)  $  9,894
      Short-term investments                  11,222                                                     11,222
      Accounts receivable, net                14,571           5,487       $  688                        20,746
      Inventories, net                           168           1,300                                      1,468
      Prepaid and other current assets         1,592           1,896           38           (201) (4)     3,325
                                             -------         -------       ------   ------------       --------
         Total current assets                 54,845          10,785          726        (19,701)        46,655

    Depreciable assets, net                    5,172           2,673          282                         8,127
    Intangible assets, net                     8,416          14,627                      81,697  (5)   104,740
    Other assets                               2,847             129           25                         3,001
                                             -------         -------       ------   ------------       --------
         Total assets                        $71,280         $28,214       $1,033       $ 61,996       $162,523
                                             =======         =======       ======   ============       ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
------------------------------------
    CURRENT LIABILITIES
      Borrowings due within one year                         $ 1,834       $  252      $  (1,834) (6)  $    252
      Accounts payable                       $ 2,004           1,322          103                         3,429
      Accrued expenses                         4,930           2,792          277          2,998  (7)    10,997
      Other current liabilities                  901             353                      20,356  (8)    21,610
      Deferred revenue and deposits            6,034           6,706          378           (811) (4)    12,307
                                             -------         -------       ------   ------------       --------
         Total current liabilities            13,869          13,007        1,010         20,709         48,595

    Long-term liabilities                        283          20,652           31        (19,474) (6)     1,492
                                             -------         -------       ------   ------------       --------
          Total liabilities                   14,152          33,659        1,041          1,235         50,087

    STOCKHOLDERS' EQUITY (DEFICIT)
      Common stock                                11             345            1           (344) (9)        13
      Additional paid-in-capital              64,914           3,330                      53,319  (10)  121,563
      Deferred stock compensation                                                         (1,343) (11)   (1,343)
      Accumulated other comprehensive loss        (8)                                                        (8)
      Retained earnings (deficit)             (7,789)         (9,120)          (9)         9,129  (12)   (7,789)
                                             -------         -------       ------   ------------       --------
        Total stockholders' equity
           (deficit)                          57,128          (5,445)          (8)        60,761        112,436
                                             -------         -------       ------   ------------       --------
    Total liabilities and stockholders'
           equity (deficit)                  $71,280         $28,214       $1,033       $ 61,996       $162,523
                                             =======         =======       ======   ============       ========

  See Notes to Pro Forma Condensed Consolidated Financial Statements

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000
                                  (Unaudited)
                 (Dollars in thousands, except per share data)

                                                                              Adjusted
                                                              Historical     Historical    Historical     Pro Forma      Pro Forma
                                                              Bottomline   Checkpoint (2)  Flashpoint    Adjustments   Consolidated
                                                              -----------  --------------  -----------  -------------  -------------

    Net revenue                                                 $ 49,134         $28,279       $4,138                       $81,551


    Costs and expenses
      Cost of revenues                                            17,546          14,796        2,284                        34,626
      Selling, general and administrative                         34,292          11,159        2,037                        47,488
           Amortization of intangibles - acquisition               2,311           3,331                      29,270 (13)    34,912
      Research and development                                     8,580           2,537                                     11,117
           Acquired in-process research and development            3,900                                                      3,900
           Stock compensation expense                                                                            442 (14)       442
                                                                --------         -------       ------    -----------      ---------
         Total costs and expenses                                 66,629          31,823        4,321         29,712        132,485
                                                                --------         -------       ------    -----------      ---------

    Operating loss                                               (17,495)         (3,544)        (183)       (29,712)       (50,934)

    Other income  (expense), net                                   1,830          (2,304)         (35)        (3,223) (15)   (3,732)
                                                                --------         -------       ------    -----------      ---------
    Loss from operations                                         (15,665)         (5,848)        (218)       (32,935)       (54,666)
    Benefit for income taxes                                      (1,400)            (32)          (2)                       (1,434)
                                                                --------         -------       ------    -----------      ---------

    Net loss                                                    $(14,265)        $(5,816)      $ (216)      ($32,935)      ($53,232)
                                                                ========         =======       ======    ===========      =========
    Loss per share:
      Basic                                                       $(1.33)                                                    $(4.32)
      Diluted                                                     $(1.33)                                                    $(4.32)

    Shares used to compute per share amounts
      Basic                                                       10,744                                       1,592 (16)    12,336
      Diluted                                                     10,744                                       1,592 (16)    12,336

  See Notes to Pro Forma Condensed Consolidated Financial Statements

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                    (dollars in thousands except share data)

(1) Adjusted historical balance sheet amounts for Checkpoint are presented in accordance with U.S. generally accepted accounting principles and have been converted from British Sterling to U.S. Dollars using the exchange rate in effect at April 30, 2000. Such amounts reflect the impact of the disposal of the electromechanical business line by Checkpoint, which occurred subsequent to April 30, 2000 but prior to the Company's acquisition of Checkpoint. The adjustments made to the historical Checkpoint balance sheet to arrive at the adjusted historical amounts are shown at Exhibit 99.04.

(2) Adjusted historical amounts reported in the statement of operations for Checkpoint are presented in accordance with U.S. generally accepted accounting principles and have been converted from British Sterling to U.S. Dollars using the average exchange rate for the year ended April 30, 2000. Such amounts exclude the operating results of two subsidiaries that were disposed of during the year ended April 30, 2000, and the results of the electromechanical business line that was disposed of subsequent to April 30, 2000 but prior to the Company's acquisition of Checkpoint. The adjustments made to the historical checkpoint statement of operations to arrive at the adjusted historical amounts are shown at Exhibit 99.04.

(3) To reflect payment ($9,228) of consideration in connection with acquisitions of Checkpoint and Flashpoint and to reflect the payment, at closing, of certain liabilities assumed ($10,272).

(4) To record a reduction in deferred revenue ($811) and associated deferred cost of revenue ($201) based upon the assessment of fair value of certain acquired deferred revenue of Checkpoint, in accordance with APB 16. The net difference between the deferred revenue adjustment and the deferred cost of revenue adjustment has been recorded as a pro forma adjustment to intangible assets ($610).

(5) To record goodwill and other intangible assets arising from the acquisition of Checkpoint and Flashpoint ($96,934), to eliminate the pre-existing goodwill of Checkpoint ($14,627) and to record the net reduction in the acquired Checkpoint deferred revenue, based on an assessment of its fair value, in accordance with APB 16 ($610).

(6) To record the payment (in stock and cash), at closing, of certain liabilities assumed in connection with the Checkpoint acquisition ($20,729) and to record the conversion of certain assumed liabilities of Checkpoint to a loan note arrangement ($579).

(7) To record accrual for direct acquisition costs incurred by the Company resulting from the acquisitions. The actual amounts ultimately incurred could differ from the estimated amounts.

(8) To record the loan notes issued in connection with the Checkpoint acquisition ($19,777) and to record the conversion of certain assumed liabilities of Checkpoint to a loan note arrangement ($579).

(9) To record the par value of the issuance of 1,592,199 shares of the Company's $.001 par value common stock ($2), 1,255,532 shares of which were issued as consideration in connection with the acquisitions of Checkpoint and Flashpoint and 336,667 shares of which were issued as payment, at closing, of certain liabilities assumed in the Checkpoint acquisition and to eliminate the common stock par value of Checkpoint ($345) and Flashpoint ($1).

(10) To record the issuance of 1,592,199 shares of common stock ($49,452), 1,255,532 shares of which were issued as consideration in connection with the acquisitions of Checkpoint and Flashpoint and 336,667 shares of which were issued as payment, at closing, of certain liabilities assumed in the Checkpoint acquisition, to record the issuance of common stock warrants in connection with Checkpoint acquisition ($1,568), to record the fair value of replacement common stock options issued in connection with Flashpoint acquisition ($4,286), to record the intrinsic value of unvested common stock options issued in connection with the Flashpoint acquisition ($1,343), and to eliminate the pre-existing capital in excess of par amount of Checkpoint ($3,330).

(11) To record deferred stock compensation equal to the intrinsic value of the unvested common stock options issued in connection with the Flashpoint acquisition.

(12) To eliminate Checkpoint ($9,120) and Flashpoint ($9) retained deficit balances.

(13) To record amortization expense for the intangible assets, represented by the estimated fair value of the purchase price and the net liabilities assumed ($32,601) and to eliminate the pre-existing goodwill amortization expense recorded by Checkpoint ($3,331).

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)
                    (dollars in thousands except share data)

(14) To record amortization of deferred compensation expense associated with the unvested stock options in the Company's common stock issued in connection with the Flashpoint acquisition.

(15) To record interest expense ($2,443) on the loan notes, assuming an average outstanding balance of $20,356, calculated at an average annual interest rate of 12%, and to record a reduction in interest income ($780) calculated at an average annual rate of 4% as a result of the disbursement of $9,228 of purchase price consideration and the disbursement of $10,272 for the payment, at closing, of certain liabilities assumed.

(16) Pro forma adjustments to common shares used in the computation of basic and diluted net loss per share consist of the issuance of 1,592,199 shares of common stock, 1,255,532 shares of which were issued as consideration in connection with the acquisitions of Checkpoint and Flashpoint and 336,667 shares of which were issued as payment, at closing, of certain liabilities assumed in the Checkpoint acquisition. For purposes of the pro forma net loss per share calculation, these share amounts have been treated as if they were outstanding since July 1, 1999.